                                                                   EXHIBIT 10.22


                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                                 EPICEDGE, INC.

                                       AND

                               SILICON VALLEY BANK

                                TABLE OF CONTENTS

1   ACCOUNTING AND OTHER TERMS ............................  Page 1

2   LOAN AND TERMS OF PAYMENT .............................  Page 1
    2.1   Promise to Pay ..................................  Page 1
    2.2   Revolving Advances ..............................  Page 1
    2.3   Cash Management and Letter of Credit Sublimit ...  Page 2
    2.4   Term Loan .......................................  Page 2
    2.5   Overadvances ....................................  Page 2
    2.6   Interest Rate; Payments .........................  Page 2
    2.7   Fees ............................................  Page 4
    2.8   Limitation on Credit Extensions .................  Page 4

3   CONDITIONS OF LOANS ...................................  Page 4
    3.1   Conditions Precedent to Initial Credit
          Extension .......................................  Page 4
    3.2   Conditions Precedent to all Credit Extensions ...  Page 5

4   CREATION OF SECURITY INTEREST .........................  Page 6
    4.1   Grant of Security Interest ......................  Page 6

5   REPRESENTATIONS AND WARRANTIES ........................  Page 6

    5.1   Due Organization and Authorization ..............  Page 7
    5.2   Collateral ......................................  Page 7
    5.3   Litigation ......................................  Page 7
    5.4   No Material Adverse Change in Financial
          Statements ......................................  Page 7
    5.5   Solvency ........................................  Page 7
    5.6   Regulatory Compliance ...........................  Page 8
    5.7   Subsidiaries ....................................  Page 8
    5.8   Full Disclosure .................................  Page 8

6   AFFIRMATIVE COVENANTS .................................  Page 8
    6.1   Government Compliance ...........................  Page 8
    6.2   Financial Statements, Reports, Certificates .....  Page 9
    6.3   Inventory; Returns ..............................  Page 9
    6.4   Taxes ........................................... Page 10
    6.5   Insurance ....................................... Page 10
    6.6   Primary Accounts ................................ Page 10
    6.7   Financial Covenants ............................. Page 10
    6.8   Other Actions ................................... Page 10
    6.9   Further Assurances .............................. Page 10

7   NEGATIVE COVENANTS .................................... Page 11

    7.1  Dispositions ..................................... Page 11


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
    7.2  Changes in Business, Ownership, Management or
          Business Locations .............................. Page 11
    7.3  Mergers or Acquisitions .......................... Page 11
    7.4  Indebtedness ..................................... Page 11
    7.5  Encumbrance ...................................... Page 12
    7.6  Investments; Distributions ....................... Page 12
    7.7  Transactions with Affiliates ..................... Page 12
    7.8  Subordinated Debt and Other Debt ................. Page 12
    7.9  Compliance ....................................... Page 12

8   EVENTS OF DEFAULT ..................................... Page 13
    8.1   Payment Default ................................. Page 13
    8.2   Covenant Default ................................ Page 13
    8.3   Material Adverse Change ......................... Page 13
    8.4   Attachment ...................................... Page 13
    8.5   Insolvency ...................................... Page 13
    8.6   Other Agreements ................................ Page 14
    8.7   Judgments ....................................... Page 14
    8.8   Misrepresentations .............................. Page 14
    8.9   Guaranty ........................................ Page 14

9   BANK'S RIGHTS AND REMEDIES ............................ Page 14

    9.1   Rights and Remedies ............................. Page 14
    9.2   Power of Attorney ............................... Page 15
    9.3   Accounts Collection ............................. Page 16
    9.4   Bank Expenses ................................... Page 16
    9.5   Bank's Liability for Collateral ................. Page 16
    9.6   Remedies Cumulative ............................. Page 16
    9.7   Demand Waiver ................................... Page 16

10  NOTICES ............................................... Page 16

11  CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER ........... Page 17

12  GENERAL PROVISIONS .................................... Page 17

   12.1   Successors and Assigns .......................... Page 17
   12.2   Indemnification ................................. Page 18
   12.3   Time of Essence ................................. Page 18
   12.4   Severability of Provision ....................... Page 18
   12.5   Amendments in Writing, Integration .............. Page 18
   12.6   Counterparts .................................... Page 18
   12.7   Survival ........................................ Page 19
   12.8   Confidentiality ................................. Page 19
   12.9   Attorneys' Fees, Costs and Expenses ............. Page 19
   12.10  Savings Clause .................................. Page 19

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
13  DEFINITIONS ........................................... Page 20
   13.1   Definitions ..................................... Page 20

14   NOTICE OF FINAL AGREEMENT ............................ Page 28

This Loan and Security Agreement (this "Agreement") dated as of the Effective Date, between SILICON VALLEY BANK ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at 9020 Capital of Texas Highway North, Building One, Suite 350, Austin, Texas, 78759, and EPICEDGE, INC., a Texas corporation ("Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section . This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2 LOAN AND TERMS OF PAYMENT

2.1   PROMISE TO PAY.

      Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions, as provided herein.

2.2   REVOLVING ADVANCES.

      (a) Bank will make Advances not exceeding the lesser of (i) the Committed Revolving Line minus all amounts for services utilized under the Cash Management Services Sublimit or (ii) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as EXHIBIT B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

      (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.3   CASH MANAGEMENT AND LETTER OF CREDIT SUBLIMIT.

      Borrower may use up to $100,000.00 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the cash management services agreements related to such services (the "Cash Management Services") and for Letters of Credit issued by Bank for Borrower's account. Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended. Borrower agrees to execute such further documentation in connection with the Letters of Credit as Bank may reasonably request. Such aggregate amounts utilized under the Cash Management Services and Letter of Credit Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services or Letters of Credit will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances under the Committed Revolving Line.

2.4 TERM LOAN.

      (a) Bank will make the Term Loan available to Borrower.

      (b) Borrower will pay twelve (12) equal installments of principal and Interest of $35,166.35 (the "Term Loan Payment"). Each Term Loan Payment is payable on the 5th day of each month during the term of the loan. Borrower's final Term Loan Payment, due on November 5, 2003, includes all outstanding Term Loan principal and accrued interest.

      (c) Borrower may prepay the Term Loan in full before the Maturity Date, but only if Borrower accompanies such prepayment with the payment of the Prepayment Fee.

2.5   OVERADVANCES.

      If Borrower's Obligations under Section exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, or if Borrower's total Obligations exceed the maximum amount applicable at any given time under Section 2.8, then Borrower must pay in cash to Bank the excess within five Business Days following demand by Bank.

2.6 INTEREST RATE; PAYMENTS.

      (a) Interest Rate. Advances under Section accrue interest on the outstanding principal balance at a per annum rate of one (1.00%) percentage points above the Prime Rate. The interest rate increases or decreases when the Prime Rate changes. Bank will not compute the interest in a manner that would cause Bank to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount. The outstanding principal amount of the Term Loan accrues interest at a fixed rate equal to ten percent (10.00%) per annum. While an Event of Default is continuing, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Spreading of Interest. Due to irregular periodic balances of principal, the variable nature of the interest rate, or prepayment, the total interest that will accrue under this Agreement cannot be determined in advance. Bank does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Bank and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Bank, with respect to the Obligations, will be spread, prorated or allocated over the full period of time the Obligations are unpaid, including the period of any renewal or extension thereof. If the maturity of the Obligations is accelerated for any reason whether as a result of an Event of Default or otherwise prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Obligations thereafter remain unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

      (c) Excess Interest. At maturity (whether by acceleration or otherwise) or on earlier final payment of the Obligations, Bank will compute the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Bank. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower exceeds the Maximum Lawful Amount, then Bank shall apply such excess to the reduction of the principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Bank so that under no circumstances shall the total interest contracted for, charged or received by Bank exceed the Maximum Lawful Amount.

      (d) Payments. Interest on Advances under Section is payable on the fifth
      (5th) day of each month. Payments on the Term Loan are as set forth in Section . Bank may debit any of Borrower's deposit accounts including Account Number __________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

      (e) Recoupment. If at any time and from time to time Bank is prevented from collecting the rate of interest and the fees specified in this Agreement by applicable law or governmental regulation, Bank shall be entitled to recoup the amount it would have otherwise been able to collect (the "Recoupment Amount") during such period when the recoupment will not violate such applicable law or regulation (the "Recoupment Period"). During each Recoupment Period, Borrower shall continue to pay interest equal to the Maximum Lawful Rate until there has been paid hereon, in addition to the interest at the applicable rate specified herein during such Recoupment Period, an amount equal to the Recoupment Amount. Interest collected by Bank during each Recoupment Period shall first be applied to payment of current interest due at the applicable rate specified in this Agreement and any remaining interest collected shall be applied to the Recoupment Amount. When Bank shall have recouped all of the Recoupment Amount, the interest rate payable by Borrower shall revert to the applicable rate specified in this Agreement. In no event, however, shall the interest rate charged hereunder or under any other Loan Document ever exceed the Maximum Lawful Rate, nor shall the amount of interest paid or charged hereunder exceed the Maximum Lawful Amount, and in the event of any prepayment hereof, only that portion of the Recoupment Amount which has been earned through the date of prepayment shall be payable.

2.7   FEES.

      Borrower will pay to Bank:

      (a) Commitment Fee. A fully earned, non_refundable commitment fee of $15,000.00 due on the Closing Date (of which $5,000 has been received by Bank prior to the Closing Date); and

      (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

2.8   LIMITATION ON CREDIT EXTENSIONS.

      The total principal amount of Credit Extensions outstanding at any given time shall not exceed the following: (i) $1,000,000.00 until such time as the Permitted Convertible Debt has been either fully converted to Subordinated Debt or to equity (or any combination thereof) as provided in Section 6.8, (ii) $1,179,000.00 following conversion as provided above and until the Nour-Omid Debt is paid in full as provided in Section 6.8 and (iii) $1,400,000.00 thereafter.

3 CONDITIONS OF LOANS

3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires, all in form and substance satisfactory to Bank, including (without limitation) the following:

      (a) this Agreement;

      (b) such intellectual property security agreements and evidence of the filing thereof as Bank may require;

      (c) a certificate of the Secretary or of other applicable duly appointed manager, officer, or other official of Borrower and any Guarantor (as well as any constituent party of any Guarantor) with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which Borrower or any Guarantor is a party;

      (d) financing statements from Borrower (Form UCC-1);

      (e) one or more insurance certificates from Borrower;

      (f) receipt by Bank of a satisfactory collateral audit, acceptable to Bank in its sole discretion;

      (g) a guaranty agreement executed and delivered by the Guarantor and in form and substance satisfactory to Bank;

      (h) evidence satisfactory to Bank that Borrower has received proceeds of the issuance of not less than $500,000.00 in convertible Subordinated Debt to Guarantor (in addition to convertible debt issued by Borrower through August 31, 2002);

      (i) a subordination agreement from the Guarantor, which subordination agreement must be in form and substance satisfactory to Bank;

      (j) evidence of payment in full (contemporaneous with the initial Credit Extension) of all indebtedness owing to MRA Systems, Inc., d/b/a GE Access and the release of all liens securing the same;

      (k) evidence of the release or subordination of all liens securing indebtedness owing to the Guarantor or others;

      (l) payment of the Commitment Fee and the Bank Expenses then due; and

      (m) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, and Borrower shall have used its commercially reasonable efforts to deliver such landlord lien waiver as Bank may require.

3.2   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

      (a) timely receipt by Bank of any Payment/Advance Form; and

      (b) the representations and warranties in Section must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except to the extent they relate to an earlier date, in which case, such representations and warranties shall continue to have been true and accurate as of such date) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrowers' representation and warranty on that date that the representations and warranties in Section remain true (except to the extent they relate to an earlier date, in which case, such representation and warranties shall continue to have been true and accurate as of such date).

      (c) receipt by Bank of such other documents, and completion of such other matters, as Bank may deem necessary or appropriate.

4 CREATION OF SECURITY INTEREST

4.1   GRANT OF SECURITY INTEREST.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, the Bank will have a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral and Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations (other than Contingent Indemnification Obligations). If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations (other than the Contingent Indemnification Obligations).

      Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights or any other property to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable, or the granting of a security interest therein is prohibited, by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Section 9.406(d) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material adverse impact on Borrower's business or financial condition. Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

5 REPRESENTATIONS AND WARRANTIES

      Except as set forth in the Schedule, Borrower represents and warrants as follows:


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

5.1   DUE ORGANIZATION AND AUTHORIZATION.

      Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2   COLLATERAL.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts shown on any Borrowing Base Certificate are, as of the date of such Borrowing Base Certificate, bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in the most recent Borrowing Base Certificate delivered to Bank. All Inventory is in all material respects of good and marketable quality, free from material defects, except for Inventory for which adequate reserves have been made in accordance with GAAP.

5.3   LITIGATION.

      Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

      All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   SOLVENCY.

      Borrower is not left with unreasonably small capital after the transactions in this Agreement and Borrower is able to pay its debts (including trade debts) as they mature.

5.6   REGULATORY COMPLIANCE.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7   SUBSIDIARIES.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8   FULL DISCLOSURE.

      No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6 AFFIRMATIVE COVENANTS

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations (other than Contingent Indemnification Obligations): 6.1 GOVERNMENT COMPLIANCE.

      Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so maintain or qualify could reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 90 days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank;
      (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8_K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary in which an adverse result could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank requests.

      (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listings of accounts receivable and accounts payable (by invoice date).

      (c) By December 5, 2002 and, thereafter, within 30 days after the last day of each month, and within 90 days after the end of each of Borrower's fiscal years, Borrower will deliver to Bank with the monthly or annual financial statements (as the case may be) a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

      (d) Borrower will allow Bank to audit Borrower's Accounts at Borrower's expense, provided, however, Borrower's obligation to pay or reimburse Bank for audit fees and expenses shall be limited to $2,000 for each audit, except that said limitation shall not apply if an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing. Such audits will be conducted no more often than once every 6 months unless an Event of Default has occurred and is continuing.

      (e) On or before December 31, 2002, Borrower shall furnish Bank a copy of Borrower's financial plan for 2003, which plan shall have been approved by Borrower's board of directors and which plan must be acceptable to Bank in all aspects.

6.3   INVENTORY; RETURNS.

      Borrower will keep all Inventory in good and marketable condition, free from material defects, except for Inventory for which adequate reserves have been made in accordance with GAAP. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4   TAXES.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5   INSURANCE.

      Borrower currently maintains insurance as described on the Schedule ("Current Insurance Coverage"). Borrower will keep its business and the Collateral insured for at least such risks and in such amount, as the Current Insurance Coverage. Insurance policies will be in a form and with companies that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. While an Event of Default is continuing, proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations; provided however, so long as no Event of Default is continuing, all such proceeds shall be retained by Borrower or released by Bank to Borrower to be applied by Borrower, in its sole discretion, for the repair or replacement of the property with respect to which the insurance proceeds were paid.

6.6   PRIMARY ACCOUNTS.

      Borrower will maintain all of its operating and investment accounts with or through Bank.

6.7   FINANCIAL COVENANTS.

      Borrower will maintain at all times, unless otherwise noted:

      TANGIBLE NET WORTH. A Tangible Net Worth plus Subordinated Debt of at least ($750,000.00).

6.8   OTHER ACTIONS.

      Borrower will cause all of the Permitted Convertible Debt to either be converted to Subordinated Debt or to equity of Borrower (or any combination thereof) on or before November 21, 2002, and shall pay the Nour-Omid Debt in full on or before January 10, 2003 and, in each case, shall furnish Bank evidence of such conversion or payment (as the case may be) within three (3) Business Days following the consummation of such action.

6.9   FURTHER ASSURANCES.

      Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

      Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations (other than Contingent Indemnification Obligations):

7.1   DISPOSITIONS.

      Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn_out or obsolete Equipment.

7.2   CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or such Subsidiaries or reasonably related thereto or have a change in a majority of its executive officers compared to those holding offices as of the Closing Date, or have a change in ownership of greater than forty percent (40%) or a change in ownership that results in any person owning more than twenty percent (20%) of the outstanding stock of Borrower on a common stock equivalent basis (in either case, other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment or to strategic investors of not more than twenty-five percent (25%) of Borrower's equity securities to any one such investor, and so long as Borrower identifies the strategic investor prior to closing of the investment). Borrower will not, without at least thirty (30) days prior written notice to Bank, change its sate of formation, relocate its chief executive office or add any new offices or business locations where more than $50,000 of Collateral is located.

7.3   MERGERS OR ACQUISITIONS.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty-five (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4   INDEBTEDNESS.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   ENCUMBRANCE.

      Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral granted herein, subject only to Permitted Liens.

7.6   INVESTMENTS; DISTRIBUTIONS.

      Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, and except as permitted under
Section 7.3, or permit any of its Subsidiaries to do so, or pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may make dividend and distributions payable solely in securities of Borrower, (ii) Borrower may convert any of its convertible securities into other securities, (iii) Borrower may make Permitted Investments, and (iv) Borrower may make any open market purchase or exchange of Borrower's publicly traded equity securities, so long as a event of Default does not exist at the time of such purchase or exchange and would not exist after giving effect to such purchase or exchange.

7.7   TRANSACTIONS WITH AFFILIATES.

      Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, under fair and reasonable terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person, provided, however, that this Section 7.7 shall not prohibit Borrower from entering into transactions with Affiliates which are Permitted Investments

7.8   SUBORDINATED DEBT AND OTHER DEBT.

      Make or permit any payment on the Rose Debt, the Permitted Convertible Debt, or any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Rose Debt (other than interest rate reductions and extensions of the maturity), the Permitted Convertible Debt, or the Subordinated Debt, without Bank's prior written consent.

7.9   COMPLIANCE.

      Become an "investment company" or a company controlled by an "investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

8.1   PAYMENT DEFAULT.

      Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2   COVENANT DEFAULT.

      If Borrower does not perform any obligation in Section or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional time, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3   MATERIAL ADVERSE CHANGE.

      Bank shall have determined that any of the following have occurred, and shall have provided Borrower with written notice of such occurrence: (i) a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral, other than normal depreciation, which is not covered by adequate insurance; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations;

8.4   ATTACHMENT.

      (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5   INSOLVENCY.

      (i) Borrower is not able to pay its debts as they mature; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6   OTHER AGREEMENTS.

      If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver (i) Bank has not declared an Event of default under this Agreement and exercised any rights with respect thereto, and (ii) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document, and (iii) in connection with any such cure or waiver, the terms of any agreement with such third party are not modified or amended in any manner which could in the judgment of the Bank be materially less advantageous to the Borrower;

8.7   JUDGMENTS.

      If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is not covered by adequate insurance as confirmed by Bank and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8   MISREPRESENTATIONS.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8.9   GUARANTY.

      Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9 BANK'S RIGHTS AND REMEDIES

9.1   RIGHTS AND REMEDIES.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 or Section 8.9 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

      (g) Dispose of the Collateral according to the Code.

9.2   POWER OF ATTORNEY.

      When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors,
(iii) make, settle, and adjust all claims under Borrower's insurance policies;
(iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid (other than Contingent Indemnification Obligations) and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   ACCOUNTS COLLECTION.

      When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. When an Event of Default occurs and continues, Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4   BANK EXPENSES.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5   BANK'S LIABILITY FOR COLLATERAL.

      If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6   REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7   DEMAND WAIVER.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of intent to accelerate, notice of acceleration, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10 NOTICES.

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses set forth below:

If to Borrower:

EpicEdge, Inc.
5508 Highway 290 West, Suite 300
Austin, Texas  78735
Attn: Robert A. Jensen
Fax: (512) 261-3349

If to Bank:

Silicon Valley Bank
9020 Capital of Texas Highway
Building One, Suite 350
Austin, TX  78759
Attn: David Clower
Fax:  (512) 794-0855

A party may change its notice address by giving the other party written notice.

11 CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

      The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law, except that the provisions of Chapter 346 of the Texas Finance Code shall not apply. Borrower and Bank hereby submit to the exclusive jurisdiction of the state and Federal courts located in the County of Travis, State of Texas. BORROWER AND BANK EACH HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12 GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement; provided, however, that if Bank grants any participation in Bank's rights and benefits under this Agreement, prior to any Event of Default, Borrower shall only be required to deal with bank with respect to the administration of the transactions under this Agreement.

12.2  INDEMNIFICATION.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all Obligations in this Agreement.

12.4  SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 12.5 AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6  COUNTERPARTS.

      To facilitate execution, this Agreement and the other Loan Documents may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement and the other Loan Documents, (a) the signature pages taken from separate individually executed counterparts of this Agreement and the other Loan Documents may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Agreement and the other Loan Documents shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

12.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding other than solely Contingent Indemnity Obligations. The obligations of Borrower in Section 12.2, to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run. Borrower upon five (5) Business Days prior written notice to Bank may terminate this Agreement, provided any and all Obligations under this Agreement and the Loan Documents have been fully and indefeasibly paid, and provided, however, that Borrower's obligations under Section 12.2 shall survive any such termination.

12.8  CONFIDENTIALITY.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision); (iii) as required by law, regulation, subpoena, or other order,
(iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  ATTORNEYS' FEES, COSTS AND EXPENSES.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.10 SAVINGS CLAUSE.

      It is not the intention of any party to any of the Loan Documents to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any of the Loan Documents, Bank shall never be entitled to receive, collect or apply, as interest on the Advances, any amount which would cause the interest rate thereon to exceed the maximum lawful rate. If Bank ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, would cause the interest rate to exceed the maximum lawful rate, Borrower and Bank shall, to the maximum extent permitted under applicable laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest among all of the Advances throughout the entire contemplated term of the Advances so that the interest rate is uniform throughout the entire term of the Advances; provided that if the Advances are paid in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof would cause the interest rate to exceed the maximum lawful rate, Bank shall refund to Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate. This Section 12.10 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in any of the Loan Documents.

13 DEFINITIONS

13.1  DEFINITIONS.

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is (i) 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may, by giving Borrower thirty (30) days prior written notice, lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CASH MANAGEMENT SERVICES" are defined in Section 2.3.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Texas Business and Commerce Code.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITMENT FEE" is the fee described in Section 2.7(a).

      "COMMITTED REVOLVING LINE" is a Credit Extension of up to $1,000,000.00.

      "CONTINGENT INDEMNIFICATION OBLIGATIONS" are obligations of Borrower under
Section 12.2 for which no demand for indemnity or reimbursement has been made by Bank.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co_made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "CREDIT EXTENSION" is each Advance, the Term Loan and any other extension of credit by Bank for Borrower's benefit.

      "EFFECTIVE DATE" is the date this Agreement is executed by Bank as reflected by the date below the signature of its representative on the signature page hereof.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

      (a) Accounts that the account debtor has not paid within 90 days of invoice date;

      (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

      (c) Credit balances over 90 days from invoice date;

      (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

      (e) Accounts for which the account debtor does not have its principal place of business in the United States, unless such accounts are secured by letters of credit acceptable to Bank and are approved by Bank in writing;

      (f) Accounts for which the account debtor is a federal entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

      (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

      (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

      (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

      (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

      (k) Accounts for which Bank reasonably determines collection to be doubtful.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "GUARANTOR" is any present or future guarantor of the Obligations, including Edgewater Private Equity Fund III, L.P., a Delaware limited partnership.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDINGS" are proceedings commenced by the filing of a petition for relief by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law (a "Bankruptcy Proceeding"), including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief, but excluding any action (other than a Bankruptcy Proceeding) against a Person commenced by an assignee, trustee or other representative of another Person or such Person's estate.

      "INTELLECTUAL PROPERTY" is:

      (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

      (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

      (c) All design rights which may be available to Borrower now or later created, acquired or held;

      (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

      "MATURITY DATE" is November 5, 2003.

      "MAXIMUM LAWFUL RATE" is the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that is permissible under applicable state or federal laws for the type of loan evidenced by the Loan Documents. If the Maximum Lawful Rate is increased by statute or other governmental action after the Closing Date, then the new Maximum Lawful Rate will be applicable to the payments from the date of the effective date of the rate change, unless otherwise prohibited by law.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations_in_part of the same.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

      (b) Indebtedness existing on the Closing Date and shown on the Schedule;

      (c) Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

      (e) Indebtedness secured by Permitted Liens.

      (f) Subject to Section 6.8, the Permitted Convertible Debt, the Nour-Omid Debt and the Rose Debt.

      (g) Except as provided by the provisions of Section 7.8, extensions, refinancings, modifications, amendments, and restatements of any items of Permitted Indebtedness described in (a) through (d) above, provided that the principal amount thereof is not increased and the terms thereof are not modified in any manner which is more burdensome on the Borrower.

      "NOUR-OMID DEBT" is the indebtedness evidenced by the Convertible Note dated December 1, 2000 in favor of Bahram Nour-Omid in the original principal amount of $500,000.00 as amended by the Settlement Agreement, dated April 15, 2002, in Case No. BC261910 in Los Angeles Superior Court.

      "PERMITTED CONVERTIBLE DEBT" means all indebtedness owing by Borrower to any one or more of Edgewater Private Equity Fund III, L.P., John Paul DeJoria, Patrick Loche, or Fleck T.I.M.E. Fund, L.P.

      "PERMITTED INVESTMENTS" are:

      (a) Investments shown on the Schedule and existing on the Closing Date;

      (b) Investments expressly permitted by this Agreement;

      (c) Acquisitions permitted under Section 7.3 of this Agreement;

      (d) Investments permitted by Borrower's investment policy, as adopted by Borrower's board of directors and approved by Bank;

      (e) Strategic Investments in the ordinary course of Borrower's business in customers, vendors, suppliers and the Persons in the same industries as Borrower and its Subsidiaries, including the exercise of warrants to purchase capital stock of such Persons, in an aggregate amount not to exceed $200,000 per year;

      (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business, it being understood that such investments are part of the Collateral and shall be promptly delivered to Bank with any necessary endorsement and further that such investments shall not under any circumstances be included in any Borrowing Base Certificate.

      (g) Investments consisting of notes receivable of, or prepaid royalties and other credit extension, to customers and suppliers who are Affiliates, in the ordinary course of business, it being understood that any such investments consisting of notes receivables are part of the Collateral and shall be promptly delivered to bank with any necessary endorsement and further that such investments shall not under any circumstances be included in any borrowing Base Certificate.

      (h) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

      "PERMITTED LIENS" are:

      (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

      (c) Liens (i) on goods and related software acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of such goods and related software and associated soft costs, or (ii) existing on equipment and related software when acquired, if the Lien is confined to the property and improvements and the Proceeds of the subject property;

      (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense;

      (e) Liens on earnest money deposits required under a letter of intent or purchase agreement which are in connection with transactions permitted by this Agreement and are consent to by Bank, provided such funds are at all times kept in a segregated escrow account;

      (f) Statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, and other Persons imposed without account of such parties and which are being contested in good faith and for which Borrower maintains adequate reserves on its books and landlord liens (provided Borrower has used commercially reasonable efforts to obtain landlord lien waivers as required by the provisions of Section 3.1(m) and Borrower is in compliance with its obligations under the leases to which such landlord liens relate);

      (g) Liens to secure payment of worker's compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business;

      (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums, provided such liens are confined to such premiums and further;

      (i) Liens arising in the ordinary course of business which constitute rights of offset of a customary nature;

      (j) Liens on escrowed cash representing a portion of the proceeds of sales of Transfers permitted by this Agreement, established to satisfy contingent post closing obligations that Borrower owes (including earn-outs, indemnities and working capital adjustments);

      (k) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (l) Liens in favor of Bank;

      (m) Non-exclusive licenses and non-exclusive sublicenses granted by Borrower in the ordinary course of its business and not otherwise prohibited by this Agreement;

      (n) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by the Liens described in (a) through (m), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

      (o) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 or 8.8 if they have no priority over any of Bank's security interests.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PREPAYMENT FEE" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First, Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the remaining amount on the prepayment date in a wholesale funding market matching maturity, remaining principal and interest amounts and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Bank may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each remaining principal and interest payment which, without prepayment, the Bank would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Bank will subtract the Mark to Market Amount from the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" is November 5, 2003.

      "ROSE DEBT" is the indebtedness evidenced by the Convertible Note dated November 1, 2000, in favor of Carl R. Rose in the original principal amount of $400,000.00, as amended, and by the Convertible Note dated November 7, 2000 in favor of Carl R. Rose in the original principal amount of $500,000.00, as amended.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

      "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities. For purposes hereof, Total Liabilities shall be determined without inclusion of the Permitted Convertible Debt, the Nour-Omid Debt, and the Rose Debt.

      "TERM LOAN" a loan of $400,000.00.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

14 NOTICE OF FINAL AGREEMENT.

      THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:

EPICEDGE, INC., a Texas corporation

By: /s/ Robert A. Jensen
   --------------------------------

             Title: COO/CFO
                   ----------------
Date: 11/6/02
     ------------------------------

SILICON VALLEY BANK

By: /s/ David Clower
   --------------------------------

             Title: VP
                   ----------------
Date: 11/6/02
     ------------------------------

                                    EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know_how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                               SILICON VALLEY BANK

LOAN PAYMENT/ ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.M. PST
FAX TO: 512.346.9207                                                       Date:

|_| LOAN PAYMENT:

                                 EPICEDGE, INC.
                             Client Name (Borrower)

From Account # ______________________                                           To Account #_______________________
                (Deposit Account #)                                                            (Loan Account #)


Principal $______________________ and/or Interest $________________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to and on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE:________________________________________________________   Phone Number: ____________________

|_| LOAN ADVANCE:

COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account # _______________________                                          To Account # _____________________
                   (Loan Account #)                                                           (Deposit Account #)

Amount of Advance $ ___________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to and on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE:________________________________________________________   Phone Number: ____________________

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 p.m., PST

Beneficiary Name: ____________________________________                 Amount of Wire:  $ ________________________

Beneficiary Bank: ____________________________________                 Account Number: ___________________________

City and State: ______________________________________

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __   Beneficiary Bank Code (Swift, Sort, Chip, etc.):____________
                                                      (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ___________________________________                 Transit (ABA) #: __________________________

For Further Credit to: ___________________________________________________________________________________________

Special Instruction: _____________________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreement(s) covering funds transfer service(s), which agreement(s) were previously received and executed by me (us).

Authorized Signature: __________________________      2nd Signature (If Required): _______________________________

Print Name/Title: ______________________________      Print Name/Title: __________________________________________

Telephone # ____________________________________      Telephone # ________________________________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: EpicEdge, Inc.                             Lender: Silicon Valley Bank

Commitment Amount: $1,000,000.00

ACCOUNTS RECEIVABLE

1.  Accounts Receivable Book Value as of _____                                  $__________

2.  Additions (please explain on reverse)                                       $__________

3.  TOTAL ACCOUNTS RECEIVABLE                                                   $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.  Amounts over 90 days due                          $__________

5.  Balance of 50% over 90 day accounts               $__________

6.  Credit balances over 90 days                                                $__________

7.  Concentration Limits                                                        $__________

8.  Foreign Accounts                                                            $__________

9.  Governmental Accounts
                                                      $__________
10. Contra Accounts                                                             $__________

11. Promotion or Demo Accounts                        $__________

12. Intercompany/Employee Accounts                    $__________

13. Other (please explain on reverse)                 $__________

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                        $__________

15. Eligible Accounts (#3 minus #14)                                            $__________

16. LOAN VALUE OF ACCOUNTS ( ____% of #15)                                      $__________

BALANCES

17. Maximum Loan Amount                                                         $__________

18. Total Funds Available - Lesser of #17 or (#16)                              $__________

19. Present balance owing on Line of Credit                                     $__________

20. Outstanding under Sublimits ( )                                             $__________

21. RESERVE POSITION (#18 minus #19 and #20)                                    $__________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

                                                             Bank Use Only

                                                      Rec'd By:_________________
                                                               Authorized Signor

                                                      Date: ____________________
                                                      Verified:_________________
                                                               Authorized Signor

                                                      Date: ____________________

By: ___________________________
         Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

FROM: EPICEDGE, INC.

      The undersigned authorized officer of ____________________ certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

         REPORTING COVENANT                 REQUIRED                                                               COMPLIES

         Monthly financial statements       Monthly within 30 days                                                 Yes     No
         Annual (CPA Audited)               FYE within 90 days                                                     Yes     No
         10_Q, 10_K and 8-K                 Within 5 days after filing with SEC                                    Yes     No
         A/R & A/P Agings                   Monthly within 20 days                                                 Yes     No

         FINANCIAL COVENANT                 REQUIRED                                             ACTUAL            COMPLIES

         Maintain on a Monthly Basis:
            Minimum Tangible Net Worth      ($750,000.00)                                        $________         Yes     No
          plus Subordinated Debt


COMMENTS REGARDING EXCEPTIONS:  See Attached.                  BANK USE ONLY

Sincerely,                                            Received by:
                                                                   ----------------------
--------------------------------------------                            AUTHORIZED SIGNER
SIGNATURE
                                                      Date:
--------------------------------------------                -----------------------------
TITLE
                                                      Verified:
--------------------------------------------                    -------------------------
DATE                                                                    AUTHORIZED SIGNER

                                                      Date:
                                                            -----------------------------

                                                      Compliance Status:       Yes     No


                     SCHEDULE TO LOAN AND SECURITY AGREEMENT
                           BETWEEN EPICEDGE, INC. AND
                               SILICON VALLEY BANK

      The following is the Schedule referenced in the Loan and Security Agreement, dated as of November 5, 2002, by and between the EpicEdge, Inc. (the "Borrower") and Silicon Valley Bank (the "Agreement"). Capitalized terms used in this Schedule, unless otherwise specified, shall have the same meaning given them in the Agreement. The section references used herein are to the particular subsections in Sections 5 and 7 of the Agreement. However, because a particular disclosure may apply to multiple sections of the Agreement, all information disclosed herein shall be deemed disclosed under and incorporated into any section herein where such disclosure would be applicable. This schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute any representation or warranty of the Borrower except as and to the extent expressly provided in the Agreement.

      SCHEDULE 5.1 QUALIFICATION TO DO BUSINESS AND NO DEFAULT.

      Borrower is not in good standing in the states of Massachusetts, Missouri and Tennessee. However, Borrower no longer has offices in such states. The failure to be in good standing and the withdrawal of Borrower's qualification in such states shall not have a Material Adverse Effect. Borrower has been administratively dissolved in the state of Kentucky. However, Borrower no longer does business in Kentucky and has paid all due taxes in such state and has been advised by such state that an administrative dissolution is effectively equivalent to a voluntary withdrawal from the state. Borrower conducts some business or its employees commute to the following states in which Borrower not currently qualified to do business: Alaska, Indiana, Wisconsin, and Wyoming. The failure to be in qualified to do business in such states shall not have a Material Adverse Effect on Borrower.

      Borrower may be in default of or may have breached covenants or terms in the following agreements and/or instruments, as indicated below:

      Oracle Corporation sent Borrower a termination and settlement agreement dated September 10, 2002, in connection with the settlement regarding the Oracle License Agreement between Borrower and Oracle Corporation pursuant to which Borrower paid the amount set forth in such settlement agreement and returned the software to Oracle Corporation, of which Oracle Corporation acknowledged receipt on October 16, 2002. Borrower is awaiting the counter_signed payoff letter sent September 23, 2002 by Borrower to Oracle Corporation.

      Borrower is in breach of the MRA Systems, Inc., d/b/a GE Access Installment Agreement dated January 28, 2002, which requires Borrower to pay the remaining outstanding balance of $864,427.56 in full by October 16, 2002. GE Access delivered to Borrower a payoff letter dated October 31, 2002 giving Borrower a 1% discount if Borrower pays $855,783.28 by November 15, 2002. Borrower intends to pay this obligation upon the closing of the initial Credit Extension.


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

      SCHEDULE 5.2. EXISTING LIENS AND EXISTING INDEBTEDNESS (SECTION 7.4).

      MRA Systems, Inc. (d/b/a Access Graphics or GE Access) has a security interest in substantially all assets of Borrower pursuant to the MRA Systems, Inc., d/b/a GE Access Installment Agreement dated January 28, 2002 as evidenced by the financing statement filed on March 29, 2001 as Filing Number 01_00045612, as amended by the financing statement amendment filed on July 5, 2002 as Filing Number 02_00361086.

      Borrower has issued Substitute Convertible Secured Promissory Notes to each of Edgewater, Fleck/T.I.M.E., Loche and DeJoria for respective principal amounts of $3,100,000, $400,000, $250,000 and $400,000. In connection with such debt financings, Borrower granted security interests in substantially all of its assets in favor of: (i) Edgewater as evidenced by the financing statement filed on February 22, 2002 as Filing Number 02_0020154892; and (ii) Edgewater, as agent, as evidenced by the financing statement filed on April 18, 2002 as Filing Number 02_0026768314.

      SCHEDULE 5.3 LITIGATION.

      Cause No: 2001_28197; EpicEdge, Inc. v. Reliant Energy; In the 133rd Judicial District Court of Harris County, Texas.

      This claim is for breach of contract. Borrower filed suit on May 31, 2001. Borrower seeks specified damages in the amount of $973,804 plus costs and attorneys fees. Reliant Energy filed an answer and a request for disclosure on July 6, 2001. Borrower filed a request for disclosure and a response to Reliant Energy's request for disclosure on August 6, 2001. Reliant Energy filed a counterclaim for an unspecified amount of damages on August 17, 2001 for breach of contract. Depositions were taken and Reliant Energy has had seven requests for production. On October 28, 2002, Reliant Resources, Inc. sent a demand letter in connection with this cause stating that Borrower breached a written contract with Reliant Resources, Inc. for the delivery of a system and demanding payment of $675,000 plus expenses. Borrower is currently waiting on a ruling on a request for continuance.

      Cause No.: GN003346; Trimbuilt Construction, Inc. vs. EpicEdge, Inc.; In the 353rd Judicial District Court of Travis County, Texas.

      This claim involves a claim for restocking inventory. Trimbuilt Construction, Inc. ("Trimbuilt") filed suit on November 20, 2000. Trimbuilt claims specified damages in the amount of $39,000.00 plus costs and attorneys fees. Borrower filed an answer generally denying Trimbuilt's allegations on November 30, 2000. This matter is not presently set for trial.

      Cause No. 257358; Avnet Hallmark Computer Mktg. vs. EpicEdge, Inc.; in County Court at Law No. 1 of Travis County, Texas

      This claim is for unpaid invoices for the purchase of computer products and equipment. Avnet Hallmark Computer Mktg. ("Avnet") filed suit on June 13, 2001. Avnet claims specified damages in the amount of $22,869.22 plus costs and attorney's fees. Borrower filed an answer generally denying Avnet's allegations on August 3, 2001. This matter is not presently set for trial. Avnet offered settlement of case if EpicEdge pays $15,000.

      Cause Number GN 103836 in the District Court of Travis County, Texas, 201st Judicial District David Launey v. EpicEdge, Inc., Jeff Sexton, Margaret C. Fitzgerald and Brewer and Pritchard, P.C.

      Borrower has been sued in Travis County Texas State District Court by a former employee who alleges Borrower wrongfully prohibited him from selling stock. Damages alleged are $2,715,630. Mr. Launey claims that through the acts and/or omissions of the named parties, the named parties failed to give correct and truthful information to Mr. Launey and his agent Fidelity Investments in an attempt to sell his stock.

      Etalentworks

      Claim involves overdue payment for services rendered. Borrower owes $17,000. Etalentworks' counsel has proposed that Etalentworks accept 30% from Borrower as settlement in full. Borrower offered $4,000 in settlement and is awaiting a response from Etalentworks' counsel.

      SEC Investigation

      Borrower was notified by the SEC Staff that the SEC is conducting an investigation into (1) the trading activity of certain individuals and entities in Borrower's securities and the securities of other companies during the period 1999 and 2000, and (2) certain actions of Borrower during that same period. Borrower has cooperated and intends to continue to cooperate with the SEC to the extent it requests information. In July 2002, Borrower was informed by the SEC staff (the "Staff") that the Staff intended to recommend bringing a civil action seeking civil penalties and injunctive relief against Borrower for violations of the federal securities laws. Borrower does not agree with the Staff's position and has requested that the Staff reconsider its recommendation. The outcome of any SEC action with respect to Borrower is uncertain at this time. If the SEC seeks injunctive relief and civil penalties against Borrower as remedies, such remedies could have a material adverse effect on Borrower and its operations or financial condition. The status of the SEC's investigation of other individuals and entities is not known at this time.


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